Exhibit 10.88

REVOLVING LINE OF CREDIT NOTE

$5,000,000.00	July 15, 2014

FOR VALUE RECEIVED, the undersigned, COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation (the “Maker”), promises to pay to the order of EAGLEBANK, a Maryland banking corporation (the “Lender”), at 7815 Woodmont Avenue, Bethesda, Maryland 20814, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Note (including all renewals, extensions or modifications hereof, this “Note”).

1. Interest. The principal balance of this Note outstanding during any calendar month or portion thereof shall bear interest at a fluctuating rate per annum determined by Lender to be three and one-quarter percent (3.25%) per annum above LIBOR in effect two (2) London Business Days prior to the first day of such calendar month; provided, however, in no event shall the rate of interest hereunder be below the floor rate of five percent (5.0%) per annum. Each change in the rate of interest hereunder shall become effective on the first day of each calendar month during the term hereof. Lender is hereby authorized to note the date and interest rate applicable to this Note and any payments made thereon on Lender’s books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted. Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

As used herein:

(a) “Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the State of Maryland are authorized or required by law to close.

(b) “LIBOR” means the rate per annum determined pursuant to the following formula:

LIBOR	=	Base Libor
100% - LIBOR Reserve Percentage

(i) “Base LIBOR” means the rate of interest per annum determined by Lender based on the rate for United States dollar deposits for delivery of funds for one (1) month, as reported in the Wall Street Journal two (2) London Business Days prior to the first day of the calendar month for which such rate is being determined, as the “London Interbank Offered Rate – 1-Month LIBOR (LIBOR1 (ICE LIBOR))” (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

(ii) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the term of this Note.

(c) “London Business Day” means any day that is a day for trading by and between banks in Dollar deposits in the London interbank market.

2. Payments/Maturity Date. Principal and interest payments shall be due and payable hereunder as follows:

A. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on August 15, 2014, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on July 14, 2015. If any payment comes due on a day which is a not a Business Day, such payment shall be due on the next succeeding Business Day, together with interest accruing during such extension.

B. The Maker may borrow, repay and reborrow, and, upon the request of the Maker, Lender shall advance and re-advance under this Note from time to time until the maturity hereof (each an “Advance” and together the “Advances”), so long as the total principal balance outstanding under this Note at any one time does not exceed the principal amount stated on the face of this Note. No advance shall be requested in an amount less than $100,000.00. Lender’s obligation to make Advances under this Note shall terminate if an Event of Default has occurred and is continuing.

C. All payments of principal and/or interest hereon shall be payable in lawful money of the United States and in immediately available funds. All payments received hereon shall be applied, at the Lender’s option, first to accrued interest, if any, then to principal, then to escrow items, if any, then to late charges, if any, then to attorney fees and then to principal. All payments hereunder shall be made without offset, demand, counterclaim, deduction, abatement, defense, or recoupment, each of which Maker hereby waives. If any payment received by Lender under this Note is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note as though such payment had not been made.

D. Except for payment of this Note to effect the annual clean-up period requirement set forth above, the Maker shall provide Lender with 30-days’ advance written notice if the maker intends to pay this Note in full.

3. Late Charges. In the event that any payment of interest is not actually received by the holder hereof within ten (10) days of the date such payment is due and payable hereunder, the Maker agrees to pay a late charge equal to five percent (5%) of the total amount of the delinquent payment.

4. Events of Default. The occurrence of an “Event of Default” as defined in the Loan Agreement shall constitute an Event of Default hereunder: Upon any such Event of Default, the entire principal balance hereof, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, shall at once become due and payable at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to the later exercise thereof or to exercise the same in the event of any subsequent Event of Default.

5. Default Interest. Notwithstanding the entry of any decree, order, judgment or other judicial action under, pursuant to, in connection with, or otherwise concerning this Note, upon the occurrence of an Event of Default hereunder, and/or after the maturity of this Note (whether by acceleration, declaration, extension or otherwise), the Maker promises to pay to the Lender whenever demanded by the Lender interest on this Note and all other amounts then and thereafter due and payable hereunder at a fluctuating per annum rate of interest (the “Default Rate”) equal at all times to the lesser of (i) two percent (2%) per annum in excess of the fluctuating interest rate set forth in Section 1 above, or (ii) the highest rate allowable by law from the date of such Event of Default for so long as such Event of Default continues, or from the maturity of this Note until payment in full of the unpaid principal balance of this Note, all accrued and unpaid interest thereon and any and all other amounts due or payable hereunder.

6. Operating Accounts. Borrower and its affiliates shall maintain with the Bank all of its primary operating accounts. Bank, however, acknowledges that Borrower maintains operating accounts with other financial institutions in the ordinary course of business, and such practice is acceptable to Bank.

7. Loan Agreement and Security. This Note is subject to the provisions of that certain Guidance Line of Credit and Security Agreement between Bank and Borrower of even date herewith, as modified from time to time (the “Loan Agreement”). To secure the repayment of this Note, the Borrower has granted Bank a security interest in the Collateral described in the Loan Agreement.

8. Waiver of Notice. Each party liable hereon in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind respecting this Note (except as otherwise expressly provided for herein), (ii) agrees that the holder hereof, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereon, and (iii) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

9. Waiver of Jury Trial. THE LENDER, THE MAKER AND ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS SURETY, GUARANTOR, OR OTHERWISE, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE LOAN EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER, THE MAKER AND/OR ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS SURETY, GUARANTOR, OR OTHERWISE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY MAKER, AND MAKER HEREBY REPRESENTS THAT NO ORAL OR WRITTEN STATEMENTS HAVE BEEN MADE BY ANY PARTY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS STATED EFFECT. MAKER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL OF ITS CHOICE IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.

10. Costs of Collection. The Maker promises to pay all third-party costs and expenses incurred in connection with collection hereof or in the protection or realization of any collateral now or hereafter given as security for the repayment hereof, including reasonable attorneys’ fees, upon the occurrence of an Event of Default in the payment of the principal of this Note or interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.

11. Lender’s Rights and Remedies. The failure of the Lender to exercise the option for acceleration of maturity, foreclosing, or either, following any Event of Default as aforesaid or to exercise any other option granted to it hereunder, in any one or more instances, or the acceptance by the Lender of partial payments or partial performance, shall not constitute a waiver of any such Event of Default, but such options shall remain continuously in force. Acceleration of maturity, once claimed hereunder by the Lender, may at its option be rescinded by written acknowledgment to that effect but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. The rights, remedies and powers of the Lender, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively, or together against the Maker, and/or any security given at any time to secure the payment hereof, all at the sole discretion of the Lender.

12. Lawful Interest. Notwithstanding anything to the contrary contained herein, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted by law and any amount which would exceed the highest lawful rate already received and held by the Lender shall be applied to a reduction of principal and not to the payment of interest.

13. Setoff. In addition to all liens upon, and rights of set-off against the money, credit, stocks, bonds and/or securities or other property of any nature whatsoever of the Maker given to the Lender by law, if any, the Lender shall have a lien upon and a right of set-off against all money, credit, stocks, bonds and/or securities and other property of any nature whatsoever of the Maker now or hereafter on deposit with, or held by, or in the possession of or on account with the Lender, whether held in a general deposit, or for safekeeping or otherwise; and every such lien and right of set-off may be exercised without demand upon or notice to the Maker, upon and during the continuation of an Event of Default under this Note. No lien or right of set-off shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of set-off or to enforce such lien, or by any delay in so doing, and every right of set-off and lien shall continue in full force and effect until such right of set-off or lien is specifically waived or released by an instrument in writing executed by the Lender.

14. Partial Invalidity. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

15. Amendment. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

16. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

17. Business Purpose. The Maker warrants and represents that the loan evidenced hereby is being made for business or commercial purposes.

18. Governing Law. This Note shall be governed in all respects by the laws of the State of Maryland and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. The Maker hereby consents to be sued in an appropriate court in the State of Maryland in any action to enforce the provisions of this Note. The Maker waives any objection to the venue of any action filed by the holder of this Note against the Maker in any court in the State of Maryland and waives any claim of forum non conveniens or for transfer of any such action to any other court.

19. Notice. Any notice, demand or request under this Note shall be provided in writing and shall be delivered as required by Section 10.03 of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Note effective as of the day and year first written above.

MAKER:
COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation

By:		(Seal)
Name:
Title:

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